Exhibit 99.1

Avid Bioservices Reports Financial Results for First Quarter Ended July 31, 2024

-- Recorded First Quarter Revenue of $40.2 Million --

-- Signed $66 Million in Net New Business, Resulting in Backlog of $219 Million --

-- Maintained FY2025 Revenue Guidance of Between $160 Million and $168 Million --

TUSTIN, Calif., September 9, 2024 -- Avid Bioservices, Inc. (NASDAQ: CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the first quarter ended July 31, 2024.

Highlights from the Quarter Ended July 31, 2024, and Other Events:

“Our first quarter continued the strong momentum we have seen since the completion of our expansion program. We are encouraged by the strong revenues and new business signings, which continue to build our backlog and improve margins,” stated Nick Green, president and CEO of Avid Bioservices.

“In addition to the strong overall bookings during the quarter, it was encouraging to see the composition of signings, which included a significant number of new customers, a number of early-phase programs, and multiple late-stage programs, including two PPQ campaigns, one of which is a Phase 3 program advancing toward commercialization, and the other is a commercial product. During the quarter, we continued to record strong revenues from process development as we onboarded new business.

“The investments of the last few years in infrastructure, facilities, and capacity, and the expansion of our capabilities continue to attract new business and a wider range of opportunities. Our new infrastructure and organization are now better equipped to support the needs of large pharma with the same excellence and agility that we provide smaller biotech companies. We look forward to the continued diversification of our customer base and our project pipeline with key programs from early stage to commercialization.

“Looking ahead, our story remains unchanged with our primary focus on filling our remaining capacity. As we continue to sign new business, execute on our backlog and leverage our sterling reputation in the industry, we expect revenues and capacity utilization to increase, generating higher margins, and positioning Avid to achieve strong growth going forward.”

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Financial Highlights and Guidance

•	The company is reiterating revenue guidance for fiscal 2025 of $160 million to $168 million.

•	Revenues for the first quarter of fiscal 2025 were $40.2 million, representing a 6% increase as compared to revenues of $37.7 million recorded in the same prior year period. The increase was primarily attributed to an increase in process development revenues during the period.

•	As of July 31, 2024, the company’s backlog was $219 million, representing an increase of 16% compared to $189 million at the end of the same quarter last year. The company anticipates a significant amount of its backlog will be recognized as revenue over the next five fiscal quarters.

•	Gross profit for the first quarter of fiscal 2025 was $5.7 million (14% gross margin), compared to $4.1 million (11% gross margin) in the first quarter of fiscal 2024. The increase in gross profit for the first quarter ended July 31, 2024, compared to the same prior year period was primarily driven by increased revenues and lower material costs used for customer programs, partially offset by increases in compensation and benefit related expenses, facility, manufacturing and other related expenses, and depreciation expense.

•	SG&A expenses for the first quarter of fiscal 2025 were $8.2 million, an increase of 30% compared to $6.3 million recorded for the first quarter of fiscal 2024. The increase in SG&A for the first quarter ended July 31, 2024, compared to the same prior year period was primarily due to increases in compensation and benefit related expenses and audit, legal and other consulting fees.

•	During the first quarter of fiscal 2025, the company’s net loss was $5.5 million or $0.09 per basic and diluted share, compared to a net loss of $2.1 million or $0.03 per basic and diluted share for the first quarter of fiscal 2024.

•	On July 31, 2024, Avid reported cash and cash equivalents of $33.4 million, compared to $38.1 million on April 30, 2024.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which is being filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	The company’s commercial team signed $66 million of net new orders during the first quarter of fiscal 2025 resulting in a backlog of $219 million and our highest net new orders signed since the third quarter of fiscal 2023. The current backlog of $219 million represents a 13% increase over fiscal 2024 year-end backlog of $193 million. These orders span a broad range of the company’s capabilities, with the significant majority representing new projects with new customers including the addition of another large pharma customer. Building a larger revenue base with larger pharma companies is one of the company’s strategic growth initiatives.

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Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of its operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and its senior management. The company computes non-GAAP financial measures primarily using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from its non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures and encourages investors to carefully consider its results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

Non-GAAP net income (loss) excludes stock-based compensation; business transition and related costs including, but not limited to, corporate initiatives into new business activities such as severance and related expenses; non-cash interest expense on debt; and other income or expense items and is adjusted for income taxes. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation, and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit and is adjusted for income taxes. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow provided by or (used in) operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income (loss) and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures are included at the end of this press release.

Webcast

Avid will host a webcast on Monday, September 9, 2024, at 4:30 PM Eastern (1:30 PM Pacific). To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ: CDMO) is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With more than 30 years of experience producing biologics, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including cell line development, upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

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Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding the company’s expected increases in revenues and capacity utilization and resulting higher margins, future growth, the estimated annual revenue-generating capacity of the company’s facilities, continued customer diversification and our project pipeline, the anticipated timing for recognizing revenue from the company’s backlog, the realization of the company’s strategic objectives, the company’s revenue guidance, and other statements relating to the company’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, but not limited to, the risk the company may experience delays in engaging new customers, the risk that the company may not be successful in executing customers projects, the risk that changing economic conditions may delay or otherwise adversely impact the realization of the company’s backlog, the risk that the company may not be able to convert its backlog into revenue within the contemplated time periods, the risk that the company may experience technical difficulties in completing customer projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that the company’s later-stage customers do not receive regulatory approval or that commercial demand for an approved product is less than forecast, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2025 revenues, the risk that expanding into a new biologics manufacturing capability may distract senior management’s focus on the company’s existing operations, the risk that the company may experience delays in hiring qualified individuals into the cell and gene therapy business, the risk that the company may experience delays in engaging customers for the cell and gene therapy business, and the risk that the cell and gene therapy business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2024 (the “Annual Report”), as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission, including our most recent quarterly report on Form 10-Q filed subsequent to the Annual Report. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

Contacts:

Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

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avid bioservices, INC.

Condensed CONSOLIDATED STATEMENTS OF LOSS and comprehensive LOSS

(Unaudited) (In thousands, except per share information)

	Three Months Ended July 31,
	2024	2023

Revenues	$40,173	$37,726
Cost of revenues	34,460	33,626
Gross profit	5,713	4,100
Operating expenses:
Selling, general and administrative	8,169	6,263
Total operating expenses	8,169	6,263
Operating loss	(2,456)	(2,163)
Interest expense	(2,454)	(825)
Other income (expense), net	(624)	258
Net loss before income taxes	(5,534)	(2,730)
Income tax benefit	–	(608)
Net loss	$(5,534)	$(2,122)
Comprehensive loss	$(5,534)	$(2,122)

Net loss per share:
Basic and diluted	$(0.09)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	63,639	62,838

- Continued -

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Avid bioservices, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (In thousands, except par value)

	July 31, 2024	April 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$33,381	$38,106
Accounts receivable, net	20,962	16,644
Contract assets	14,209	12,364
Inventory	29,196	30,375
Prepaid expenses and other current assets	5,872	6,513
Total current assets	103,620	104,002
Property and equipment, net	185,617	186,514
Operating lease right-of-use assets	40,741	41,157
Other assets	4,664	4,884
Total assets	$334,642	$336,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,999	$20,667
Accrued compensation and benefits	5,608	5,437
Contract liabilities	37,659	39,887
Current portion of operating lease liabilities	1,399	1,354
Other current liabilities	6,417	3,221
Total current liabilities	71,082	70,566
Convertible senior notes, net	153,867	153,593
Operating lease liabilities, less current portion	43,971	44,336
Finance lease liabilities, less current portion	6,725	7,101
Other liabilities	361	72
Total liabilities	276,006	275,668

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 63,790 and 63,568 shares issued and outstanding at respective dates	64	64
Additional paid-in capital	635,977	632,696
Accumulated deficit	(577,405)	(571,871)
Total stockholders’ equity	58,636	60,889
Total liabilities and stockholders’ equity	$334,642	$336,557

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited) (In thousands)

	Three Months Ended July 31,
	2024	2023

GAAP net loss	$(5,534)	$(2,122)
Income tax benefit	–	(608)
GAAP net loss before income taxes	$(5,534)	$(2,730)
Stock-based compensation	2,665	2,343
Non-cash interest expense	305	339
Unrealized loss on equity investment	935	–
Income tax effect of adjustments	–	(588)
Adjusted net loss	$(1,629)	$(636)

GAAP net loss	$(5,534)	$(2,122)
Interest expense, net	2,143	529
Income tax benefit	–	(608)
Depreciation and amortization	2,824	2,649
Stock-based compensation	2,665	2,343
Unrealized loss on equity investment	935	–
Adjusted EBITDA	$3,033	$2,791

GAAP net cash used in operating activities	$(3,680)	$(236)
Purchase of property and equipment	(1,311)	(14,156)
Free cash flow	$(4,991)	$(14,392)

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